Pricing Supplement No.                                c03-1118
Pricing Supplement Dated:                             November 18, 2003
Rule 424(b)(3)
File No.                                              333-106272

(To Prospectus Supplement Dated September 22, 2003 and
Prospectus Dated June 30, 2003)

$5,000,000,000
Citigroup Global Markets Holdings Inc.
Retail Medium-Term Notes, Series C
Due Nine Months or More From Date of Issue

Trade Date:                                           November 18, 2003
Issue Date:                                           November 21, 2003
Settlement Date:                                      November 21, 2003
Following Business Day Convention

Form of Note:                                         Global/Book-Entry Only
Calculation Agent:                                    Citibank
Minimum Denominations/Increments:                     $1,000

Purchasing Agent: Citigroup, acting as principal

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CUSIP:                                                17307XAP6
Aggregate Principal Amount:                           USD 5,510,000.00
Price to Public:                                      100%
Concession:                                           1.0000%
Net Proceeds to Issuer:                               USD 5,454,900.00
Interest Rate (per annum):                            3.6500%
Interest Payment Frequency:                           Monthly
First Interest Payment Date:                          December 15, 2003
Maturity Date:                                        November 15, 2008
Survivor's Option:                                    Yes
Product Ranking:                                      Senior Unsecured
Redemption Information:                               Not Callable

Other Information:

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CUSIP:                                                17307XAQ4
Aggregate Principal Amount:                           USD 12,170,000.00
Price to Public:                                      100%
Concession:                                           1.5000%
Net Proceeds to Issuer:                               USD 11,987,450.00
Interest Rate (per annum):                            5.0000%
Interest Payment Frequency:                           Monthly
First Interest Payment Date:                          December 15, 2003
Maturity Date:                                        November 15, 2013
Survivor's Option:                                    Yes
Product Ranking:                                      Senior Unsecured
Redemption Information:                               Subject to redemption
at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning
November 15, 2005, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

Other Information:

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CUSIP:                                                17307XAR2
Aggregate Principal Amount:                           USD 6,599,000.00
Price to Public:                                      100%
Concession:                                           2.0000%
Net Proceeds to Issuer:                               USD 6,467,020.00
Interest Rate (per annum):                            5.5000%
Interest Payment Frequency:                           Semiannual
First Interest Payment Date:                          May 15, 2004
Maturity Date:                                        November 15, 2018
Survivor's Option:                                    Yes
Product Ranking:                                      Senior Unsecured
Redemption Information:                               Subject to redemption
at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning
November 15, 2006, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

Other Information:

---------------------------------------------------------

CUSIP:                                                17307XAS0
Aggregate Principal Amount:                           USD 2,176,000.00
Price to Public:                                      100%
Concession:                                           2.5000%
Net Proceeds to Issuer:                               USD 2,121,600.00
Interest Rate (per annum):                            5.7000%
Interest Payment Frequency:                           Semiannual
First Interest Payment Date:                          May 15, 2004
Maturity Date:                                        November 15, 2028
Survivor's Option:                                    Yes
Product Ranking:                                      Senior Unsecured
Redemption Information:                               Subject to redemption
at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning
November 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

Other Information: